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                                                                   EXHIBIT 4.2.1

EXECUTION COPY

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                         NEW YORK STATE ENERGY RESEARCH
                            AND DEVELOPMENT AUTHORITY


                                       AND


                              THE BANK OF NEW YORK,
                                   as Trustee

                                   ----------

                       FIRST SUPPLEMENTAL TRUST INDENTURE


                           Dated as of October 1, 2002

                                       to

                                 TRUST INDENTURE


                            Dated as of June 1, 2001

                                   ----------

                                   relating to

               $224,600,000 Facilities Revenue Bonds, Series 2001A
             (Consolidated Edison Company of New York, Inc. Project)


================================================================================

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          THIS FIRST SUPPLEMENTAL TRUST INDENTURE, made and dated as of October
1, 2002 (the "Supplemental Indenture") to the TRUST INDENTURE made and dated as of June 1, 2001 (the "Indenture"), by and between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic, constituting a public benefit corporation, and The Bank of New York, as trustee (together with any successor trustee appointed in accordance with the terms of such Indenture, hereinafter referred to as the "Trustee"), a banking corporation organized and existing under and by virtue of the laws of the State of New York, with its corporate trust office located in New York, New York,

                          W I T N E S S E T H  T H A T:

          WHEREAS, pursuant to special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established as a body corporate and politic, constituting a public benefit corporation; and

          WHEREAS, pursuant to the Act, the Authority is empowered to contract with any power company to participate in the construction of facilities to be used for the furnishing of electric energy to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

          WHEREAS, pursuant to the Act, the Authority has also been empowered to extend credit and make loans from bond and note proceeds to any person for the construction, acquisition and installation of, or for the reimbursement to any person for costs not limited to, any land, works, system, building or other improvement, and all real and personal properties of any nature or any interest in any of them which are suitable for or related to the furnishing, generation or production of energy or the conversion of oil-burning facilities to alternate fuel; and

          WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient monies for achieving its corporate purposes including the refunding of outstanding obligations of the Authority; and

          WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

          WHEREAS, the Authority and Consolidated Edison Company of New York, Inc. (the "Company") have entered into a Participation Agreement, dated as of June 1, 2001 (the "Agreement"), providing for the refunding of 7 1/2% Electric Facilities Revenue Bonds, Series 1991 A (Consolidated Edison Company of New York, Inc. Project) and 6 3/4% Facilities Revenue Bonds, Series 1992 A (Consolidated Edison Company of New York, Inc. Project) (collectively, the "Prior Bonds") of the Authority which were issued to finance the acquisition, construction and installation of certain additional facilities for the furnishing of electric energy within the

Company's service area and as part of such participation, that the Authority issue bonds pursuant to the Act to provide funds to refund the Prior Bonds; and

          WHEREAS, on June 6, 2001, the Authority issued its Facilities Revenue Bonds, Series 2001A (Consolidated Edison Company of New York, Inc. Project) in an aggregate principal amount of $224,600,000 (the "Bonds") under and pursuant to the Indenture for the purpose of paying a portion of the redemption price of the Prior Bonds; and

          WHEREAS, Section 14.02 of the Indenture provides that the Authority and the Trustee may, in accordance with the terms thereof, modify, amend or supplement the Indenture; and

          WHEREAS, the Company has requested that the Indenture and the Agreement be amended to provide that a Liquidity Facility shall not be required while Bonds bear interest at a Term Rate for a Calculation Period of greater than 13 months and to clarify certain terms of the Indenture; and

          WHEREAS, simultaneously with the execution and delivery of this Supplemental Indenture, the Authority and the Company have executed and delivered the First Supplemental Participation Agreement, dated as of October 1, 2002, to the Agreement (the "Supplemental Agreement"); and

          WHEREAS, all acts, conditions and things necessary or required by the Constitution and statutes of the State of New York or otherwise, to exist, happen, and be performed as prerequisites to the execution of this Supplemental Indenture, do exist, have happened, and have been performed;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Authority agrees with the Trustee and with the respective owners, from time to time, of the Bonds or any part thereof as follows:

                                   ARTICLE I

                           AUTHORIZATION; DEFINITIONS

          Section 1.01. SUPPLEMENTAL INDENTURE. This Supplemental Indenture is amendatory of and supplemental to, and is entered into in accordance with
Article XIV of the Indenture; and except as modified, amended and supplemented by this Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

                                       (2)

                                   ARTICLE II

                           AMENDMENTS TO THE INDENTURE

          Section 2.01. AMENDMENT TO SECTION 1.01 OF THE INDENTURE. Clause (f) of the definition of "Calculation Period" in Section 1.01 is hereby amended to read in its entirety as follows:

     (f) during any Term Rate Period, any period of not less than 365 days from and including a Business Day to and including any day (established by the Authority, at the request of the Company, pursuant to Section 4.01.1) not later than the day prior to the Stated Maturity.

          Section 2.02. AMENDMENT TO SECTION 1.01 OF THE INDENTURE. Clauses (g) and (h) of the definition of "Interest Payment Date" in Section 1.01 are hereby amended to read in their entirety as follows:

     (g) during each Term Rate Period, the April 1 or October 1 next succeeding the first day of a Calculation Period and each April 1 or October 1 thereafter; provided, however, that if the April 1 or October 1 next succeeding the first day of a Calculation Period occurs less than twenty-one (21) days after the first day of such Calculation Period, the first Interest Payment Date shall be the second such date following the first day of such Calculation Period;

     (h) the April 1 or October 1 next succeeding a Fixed Rate Conversion Date and each April 1 or October 1 thereafter; provided, however, that if the April 1 or October 1 next succeeding a Fixed Rate Conversion Date occurs less than twenty-one (21) days after such Fixed Rate Conversion Date, the first Interest Payment Date shall be the second such date following the first day of such Fixed Rate Conversion Date;

          Section 2.03. AMENDMENT TO SECTION 3.01 OF THE INDENTURE. Section 3.01 is hereby amended to add the following subsection at the end of such section:

          10. Notwithstanding anything in this Indenture to the contrary, if Bonds have been in a Term Rate Period and there has been a failure to pay the Purchase Price of such Bonds on the Business Day immediately following a Calculation Period, such Bonds shall continue, to the extent permitted by applicable law, to bear interest at the then-existing Term Rate until such Purchase Price has been paid.

          Section 2.04. AMENDMENT TO SECTION 4.01 OF THE INDENTURE. Section 4.01 is hereby amended to read in its entirety as follows:

          1. At the times specified below, the Bonds, in whole or in part, shall cease to bear interest at the Adjustable Rate or the Fixed Rate then borne by the Bonds and shall bear interest at such Adjustable Rate as shall be specified by the Authority, at the request

                                       (3)
     of the Company, in a written notice delivered at least 30 days prior to the proposed effective date of the Change in the Interest Rate Mode to the Trustee, the Remarketing Agent, the Registrar and Paying Agent and the Company (and to the Auction Agent and the Securities Depository if such Change in the Interest Rate Mode is to or from an Auction Rate) in substantially the form attached hereto as, or containing substantially the information contained in Exhibit A hereto. A Change in the Interest Rate Mode may only be effected on a day on which the affected Bonds may be redeemed at the option of the Authority. A notice of Change in the Interest Rate Mode shall be effective only if it is accompanied by the form of opinion that Bond Counsel expects to be able to give on the proposed effective date of such Change in the Interest Rate Mode to the effect that such Change in the Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes.

          In the case of any Change in the Interest Rate Mode to a Term Rate, the notice required by this section shall specify the length of the Calculation Period and, unless otherwise specified, such Calculation Period shall thereafter apply to the Bonds until a Change in the Interest Rate Mode effected pursuant to Section 4.01 or Section 4.02. Notwithstanding the foregoing, no Calculation Period shall be established during a Term Rate Period unless the Trustee shall receive by 2:00 p.m., New York City time, on the first day of such Calculation Period, evidence satisfactory to it that the Bonds shall be rated at least "A" by S&P or "A" by Moody's or "A" by Fitch or an equivalent rating by any nationally recognized rating agency on such date. Any change in the Calculation Period during a Term Rate Period shall be deemed an optional conversion pursuant to this Section 4.01 and may not be made unless all the requirements of a conversion pursuant to this Section 4.01 are met.

          2. The Trustee shall mail, or cause the Registrar and Paying Agent to mail, the notice received pursuant to subsection 1 of this Section 4.01 on or before the third Business Day after receipt thereof to the Bondholders.

          3. A Change in the Interest Rate Mode to an Adjustable Rate shall be effective pursuant to Subsection 1 of this Section 4.01 only if

          (A) with respect to any Change in the Interest Rate Mode from an Auction Rate or from a Fixed Rate to an Adjustable Rate, the Trustee and the Auction Agent (if any) shall receive:

                     (i) a certificate of an Authorized Company Representative by no later than the tenth day prior to the effective date of such Change in the Interest Rate Mode stating that a written agreement between the Company and the Remarketing Agent to remarket the Bonds on such effective date at a price of 100% of the principal amount thereof has been entered into, which agreement (i) may be subject to such reasonable terms and

                                       (4)
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               conditions agreed to by the Remarketing Agent which in the judgment of the Remarketing Agent reflect the current market standards regarding investment banking risk and (ii) must include a provision requiring payment by the Remarketing Agent in same-day funds for any Bond tendered or deemed tendered; and that a Liquidity Facility is in effect or has been obtained by the Company with respect to the Bonds and shall be in effect prior to such Change in the Interest Rate Mode and thereafter for a period of at least 364 days;

                     (ii) by 11:00 a.m. (New York City time) on the second
               Business Day prior to the effective date of such Change in the Interest Rate Mode by telecopy or other similar means, a certificate in substantially the form attached hereto as, or containing substantially the information contained in, EXHIBIT B hereto, from the Authority on behalf of the Company (y) authorizing the establishment of the new Adjustable Rate and (z) confirming that Bond Counsel has advised the Authority that it expects to be able to give an opinion on the effective date of such Change in the Interest Rate Mode to the effect that such Change in the Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the affected Bonds from gross income for federal income tax purposes; and

               (B) with respect to any Change in the Interest Rate Mode, the Trustee (and the Auction Agent in the case of any Change in the Interest Rate Mode to an Auction Rate), shall receive by 4:00 p.m., New York City time, on the effective date of such Change in the Interest Rate Mode, a certificate in substantially the form attached hereto as, or containing substantially the information contained in, EXHIBIT C hereto, from an Authorized Company Representative that all of the Bonds tendered or deemed tendered have been purchased at a price equal to the principal amount thereof plus premium, if any, plus any accrued and unpaid interest with funds provided from the remarketing of such Bonds in accordance with the Remarketing Agreement, from the proceeds of a Support Facility, or from funds deposited with the Trustee or the Registrar and Paying Agent;

               (C) with respect to any Change in the Interest Rate Mode, the Trustee (and the Auction Agent in the case of any Change in the Interest Rate Mode to or from an Auction Rate) shall receive, by 9:30 a.m. (New York City time) on the effective date of such Change in the Interest Rate Mode, an Opinion of Bond Counsel to the effect that such Change in the Interest Rate Mode is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes;

                                       (5)

               (D) with respect to any Change in the Interest Rate Mode to an Adjustable Rate (other than to an Auction Rate or a Term Rate for a Calculation Period of greater than 13 months), the Trustee shall receive a Liquidity Facility meeting the requirements of this Indenture and the Participation Agreement on or prior to the effective date of such Change in the Interest Rate Mode which is, by its terms, in effect on or prior to such effective date; and

               (E) with respect to any Change in the Interest Rate Mode to an Adjustable Rate, the Trustee shall receive by 2:00 p.m., New York City time, on the effective date of such Change in the Interest Rate Mode, evidence satisfactory to it that the Bonds shall be rated at least "A" by S&P or "A" by Moody's or "A" by Fitch or an equivalent rating by any nationally recognized rating agency on the effective date of such Change in the Interest Rate Mode.

               If any of the conditions referred to in (A)(i) or (ii) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate, the Auction Rate for the next succeeding Auction Period shall be determined pursuant to the Auction Procedures applicable to the Auction Rate Bonds. If the condition referred to in (B) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate, the Auction Rate for the next succeeding Auction Period shall be equal to the Maximum Auction Rate as determined on such Auction Date. If any of the conditions referred to in (C) or (D) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate, the Auction Rate for the next succeeding Auction Period shall equal the Maximum Auction Rate as determined on such Auction Date. If any of the conditions referred to in
     (B), (C) or (D) above is not met with respect to any Change in the Interest Rate Mode from a Term Rate or a Fixed Rate, the Bonds shall continue to bear interest at the current Term Rate or Fixed Rate, as the case may be, and be subject to the provisions of this Indenture applicable thereto while the Bonds bear interest at such current Term Rate or Fixed Rate, as the case may be. If any of the conditions referred to in (B), (C) or (D) above is not met with respect to any Change in the Interest Rate Mode from an Adjustable Rate (other than an Auction Rate or a Term Rate), the Bonds shall continue to bear interest at the Current Adjustable Rate and be subject to the provisions of this Indenture applicable thereto while the Bonds bear interest at such Current Adjustable Rate; provided, however, that notwithstanding the failure to meet such conditions, the Bonds shall remain subject to mandatory tender for purchase on the date that would have been the effective date of the new interest rate mode if all of such conditions were met on such date. If any of the foregoing conditions for a Change in the Interest Rate Mode from a Term Rate or a Fixed Rate is not met, the Trustee shall mail, or cause the Registrar and Paying Agent to mail to the Authority, the Company and the Holders notice thereof in substantially the form attached hereto as, or containing substantially the information contained in, EXHIBIT D hereto within 3 Business Days after the failure to meet any of such conditions.

                                       (6)

          Section 2.05. AMENDMENT TO SECTION 4.02 OF THE INDENTURE. Section
4.02.3 is hereby amended to read in its entirety as follows:

          1.   A Fixed Rate shall take effect only if

               (A) with respect to a change to a Fixed Rate from an Auction Rate, the Trustee and the Auction Agent shall receive:

               (i) a certificate of an Authorized Company Representative by no later than the tenth day prior to a Fixed Rate Conversion Date stating that a written agreement has been entered into by the Company and the Remarketing Agent to remarket the Bonds affected on a Fixed Rate Conversion Date at a price of not less than 100% of the principal amount thereof, which written agreement (i) may be subject to reasonable terms and conditions imposed by the Remarketing Agent which in the judgment of the Remarketing Agent reflect current market standards regarding investment banking risk and (ii) must include a provision requiring payment by the Remarketing Agent in same-day funds for any Auction Rate Bonds tendered or deemed tendered; and

               (ii) by 11:00 a.m. (New York City time) on the second Business Day prior to a Fixed Rate Conversion Date, by telecopy or other similar means, a certificate in substantially the form attached hereto as, or containing substantially the information contained in, EXHIBIT B hereto, from the Authority (y) authorizing the establishment of a Fixed Rate and (z) confirming that Bond Counsel expects to be able to give an opinion on a Fixed Rate Conversion Date to the effect that the change to a Fixed Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes; and

               (B) with respect to any change to a Fixed Rate the Trustee (and the Auction Agent in the case of any change to a Fixed Rate from an Auction
     Rate) receives on a Fixed Rate Conversion Date:

               (i) by 9:30 a.m. (New York City time) an Opinion of Bond Counsel to the effect that the conversion to a Fixed Rate is authorized by this Indenture, is permitted under the Act and will not have an adverse effect on the exclusion of interest on such Bonds from gross income for federal income tax purposes;

               (ii) by 4:00 p.m. (New York City time) a certificate in substantially the form attached hereto as, or containing substantially the information contained in, EXHIBIT C hereto, from an Authorized Company Representative that all of the Bonds tendered or deemed tendered have been purchased at a price equal to the principal amount thereof plus premium, if any, plus any accrued and unpaid interest with funds provided from the remarketing of such Bonds in accordance

                                       (7)
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          with the Remarketing Agreement, from the proceeds of a Support
          Facility, or from funds deposited with the Trustee or the Registrar and Paying Agent; AND

               (iii) by 2:00 p.m. (New York City time) evidence satisfactory to it that the Bonds shall be rated at least "A" by S&P or "A" by Moody's or "A" by Fitch or an equivalent rating by any nationally recognized rating agency on the Fixed Rate Conversion Date.

          If any of the conditions referred to in (A) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate to a Fixed Rate, the Auction Rate for the next succeeding Auction Period shall be determined pursuant to the Auction Procedures applicable to the Auction Rate Bonds. If any of the conditions referred to in (B) above is not met with respect to any Change in the Interest Rate Mode from an Auction Rate to a Fixed Rate, the Auction Rate for the next succeeding Auction Period shall be equal to the Maximum Auction Rate as determined as of such Auction Date. If any of the conditions referred to in (B) above is not met with respect to any Change in the Interest Rate Mode from a Term Rate to a Fixed Rate, the Bonds shall continue to bear interest at the current Term Rate and be subject to the provisions of this Indenture applicable thereto while the Bonds bear interest at such current Term Rate. If any of the conditions referred to in (B) above is not met with respect to any other Change in the Interest Rate Mode from an Adjustable Rate (other than an Auction Rate or a Term Rate) to a Fixed Rate, the Bonds shall continue to bear interest at the Current Adjustable Rate and be subject to the provisions of this Indenture applicable thereto while the Bonds bear interest at such Current Adjustable Rate; provided, however, that notwithstanding the failure to meet such conditions, the Bonds shall remain subject to mandatory tender for purchase on the date that would have been the effective date of the Fixed Rate if all of such conditions were met on such date. If any of the foregoing conditions for a Change in the Interest Rate Mode from a Term Rate to a Fixed Rate is not met, the Trustee shall mail, or cause the Registrar and Paying Agent to mail to the Authority, the Company and the Holders notice thereof in substantially the form attached hereto as, or containing substantially the information contained in, EXHIBIT D hereto within 3 Business Days after the failure to meet any of such conditions.

          Section 2.06. AMENDMENT TO SECTION 5.01 OF THE INDENTURE. Paragraph
(g) of Section 5.01 is hereby amended to read in its entirety as follows:

     During any Term Rate or Fixed Rate Period, such Bonds shall be subject to redemption in whole or in part at any time as follows: after the No-Call Period shown below, which shall begin on the first day of the Calculation Period applicable to such Bonds or on a Fixed Rate Conversion Date, as the case may be, at a redemption price equal, initially, to the principal amount thereof, plus a premium equal to the percentage of the principal amount to be redeemed shown in the Initial Premium column, plus accrued and unpaid interest if paid on a Business Day other than an Interest Payment Date. The premium percentage, if any, shall decline by the percentage shown in the Reduction in Premium

                                       (8)
     column on each anniversary of the date on which such Bonds are first redeemable until the Bonds shall be redeemable without premium.

Calculation Period or Period to Maturity
APPLICABLE TO SUBJECT BONDS

Equal to or        But Less             No Call          Initial       Reduction
Greater Than         Than               Period           Premium      in Premium
------------       --------          ------------        --------     ----------
   18 years           N/A                 8 Years           1 1/2%          1/2%
   12 years        18 Years               6 Years           1               1/2
    7 Years        12 Years               3 Years           0                 0
    5 Years         7 Years               2 Years           0                 0
    4 Years         5 Years               2 Years           0                 0
    3 Years         4 Years               2 Years           0                 0
    0 Years         3 Years          Not callable

     If upon establishment of a Term Rate Period or a Fixed Rate Period, as the case may be, the Remarketing Agent certifies to the Trustee, Bond Counsel and the Authority in writing that the foregoing schedule is not consistent with then-prevailing market conditions, the Authority at the request of the Company may revise the foregoing Initial Premium, Reductions in Premium and No-Call Periods without the approval of the Holders to reflect then-prevailing market conditions, upon receipt of an opinion of Bond Counsel to the effect that any revisions pursuant to this paragraph, either by itself or in conjunction with the establishment of a Calculation Period or a Fixed Rate, as the case may be, are made in accordance with this Indenture, is permitted under the Act and will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

          Section 2.07. AMENDMENT TO SECTION 6.01 OF THE INDENTURE. The first paragraph of Section 6.01(1) is hereby amended to read in its entirety as follows:

     The Company has obtained the Initial Support Facility. Pursuant to the Participation Agreement, the Company has agreed not to request that the interest rate mode applicable to the Bonds be adjusted to an Adjustable Rate or a Fixed Rate unless on the effective date of the applicable Change in the Interest Rate Mode the Bonds shall be rated at least "A" by S&P or "A" by Moody's or "A" by Fitch or an equivalent rating by any nationally recognized rating agency. Such rating of the Bonds may, but is not required to, be achieved by obtaining a Support Facility which meets the requirements of this Article VI. The Company has further agreed to maintain a Liquidity Facility meeting the requirements of the Participation Agreement with respect to the Bonds at all times, except with respect to Bonds bearing interest at an Auction Rate, a Term Rate for a Calculation Period of greater than 13 months or a Fixed Rate. A Liquidity Facility also must be in effect on or prior to the effective date of (i) any Change in the Interest Rate Mode from an Auction Rate or a Term Rate for a Calculation Period of greater than 13 months to another Adjustable Rate (other than a Change in the Interest Rate Mode to an Auction

                                       (9)

     Rate or a Term Rate for a Calculation Period of greater than 13 months), and (ii) any change in the Interest Rate Mode from a Fixed Rate to an Adjustable Rate (other than a Change in the Interest Rate Mode to an Auction Rate or a Term Rate for a Calculation Period of greater than 13 months). The Trustee shall be furnished with a certified copy of any Support Facility obtained pursuant to this Section 6.01.

          Section 2.08. AMENDMENT TO SECTION 9.03 OF THE INDENTURE. The first paragraph of Section 9.03.2 is hereby amended to read in its entirety as follows:

     Pursuant to Section 4.02(d) of the Participation Agreement, the Company has agreed that the Company shall provide funds to the Registrar and Paying Agent for deposit in the Bond Purchase Fund and credit to the Company Account therein established under the Bond Purchase Trust Agreement to be applied to the payment of the Purchase Price of any Bond pursuant to the Bond Purchase Trust Agreement to the extent not otherwise provided from the sources described in the Bond Purchase Trust Agreement.

          Section 2.09. AMENDMENT OF SECTION 14.02 OF THE INDENTURE. The last paragraph of Section 14.02 is hereby amended to read in its entirety as follows:

          Notwithstanding anything in this Indenture to the contrary, the consent of the Holders of the required amount of Bonds shall be deemed given with respect to a Supplemental Indenture if:

               (a) (i) the Supplemental Indenture takes effect on a date on which all of the Bonds that are affected by such Supplemental Indenture are subject to mandatory tender for purchase in accordance with this Indenture, (ii) any modification or amendment effected thereby is consented to in writing by the Remarketing Agent, if any, for such Bonds on or prior to such effective date and (iii) the Bonds so tendered are purchased;

               (b) (i) not less than 30 days before the effective date of the Supplemental Indenture, the Trustee sends a notice of the proposed modification or amendment to the Holders of the Bonds that are affected by such Supplemental Indenture and the Holders of such Bonds have the right to tender their Bonds for purchase pursuant to Section
          5.03 hereof before such effective date, (ii) the Remarketing Agent, if any, for such Bonds consents in writing to the proposed modification or amendment on or prior to such effective date and (iii) the Bonds so tendered are purchased; or

               (c) (i) not less than 30 days before the effective date of the Supplemental Indenture, the Trustee sends a notice of the proposed modification or amendment to the Holders of the Auction Rate Bonds that are affected by such Supplemental Indenture and the Auction Rate determined for such Auction Rate Bonds at the Auction immediately preceding such effective date is a Winning Bid Rate, and (ii) the Broker-Dealer(s), if any, for such Auction Rate Bonds consent

                                      (10)
          in writing to the proposed modification or amendment on or prior to such effective date; provided, however, that, notwithstanding anything to the contrary in this Indenture, any Auction Rate Bonds that are not the subject of a specific Hold Order or Bid shall be deemed to be subject to a Sell Order at the Auction immediately preceding such effective date.

          Section 2.10. AMENDMENT OF SECTION 14.07 OF THE INDENTURE. The second paragraph of Section 14.07 is hereby amended to read in its entirety as follows:

               Notwithstanding anything in this Indenture to the contrary, the consent of the Holders of the required amount of Bonds shall be deemed given with respect to any Supplemental Participation Agreement or amendment to the Participation Agreement if:

               (a) (i) the Supplemental Participation Agreement or amendment to the Participation Agreement takes effect on a date on which all of the Bonds that are affected by such Supplemental Participation Agreement or amendment to the Participation Agreement are subject to mandatory tender for purchase in accordance with this Indenture, (ii) any modification or amendment effected thereby is consented to in writing by the Remarketing Agent, if any, for such Bonds on or prior to such effective date and (iii) the Bonds so tendered are purchased;

               (b) (i) not less than 30 days before the effective date of the Supplemental Participation Agreement or amendment to the Participation Agreement, the Trustee sends a notice of the proposed modification or amendment to the Holders of the Bonds that are affected by such modification or amendment and the Holders of such Bonds have the right to tender their Bonds for purchase pursuant to Section 5.03 hereof before such effective date, (ii) the Remarketing Agent, if any, for such Bonds consents in writing to the proposed modification or amendment on or prior to such effective date and (iii) the Bonds so tendered are purchased; or

               (c) (i) not less than 30 days before the effective date of the Supplemental Participation Agreement or amendment to the Participation Agreement, the Trustee sends a notice of the proposed modification or amendment to the Holders of the Auction Rate Bonds that are affected by such Supplemental Participation Agreement or amendment to the Participation Agreement and the Auction Rate determined for such Auction Rate Bonds at the Auction immediately preceding such effective date is a Winning Bid Rate, and (ii) the Broker-Dealer(s), if any, for such Auction Rate Bonds consent in writing to the proposed modification or amendment on or prior to such effective date; provided, however, that, notwithstanding anything to the contrary in this Indenture, any Auction Rate Bonds that are not the subject of a specific Hold

                                      (11)

          Order or Bid shall be deemed to be subject to a Sell Order at the Auction immediately preceding such effective date.

          Section 2.11. CHANGE IN THE INTEREST RATE MODE TO A TERM RATE ON OCTOBER 10, 2002. Notwithstanding Sections 3.01, 4.01.1, 5.04.3 and 5.04.4 of the Indenture and subject to the satisfaction of the conditions specified in
Section 4.01.3 of the Indenture, the interest rate mode applicable to the Bonds shall be changed from a Weekly Rate to a Term Rate of 4.70% effective on October 10, 2002 and the Bonds shall bear interest at such Term Rate during a Calculation Period commencing on October 10, 2002 and ending on and including September 30, 2012. If any of the conditions specified in Section 4.01.3 of the Indenture is not met on October 10, 2002, the Bonds (i) shall continue to bear interest at a Weekly Rate and be subject to the provisions of the Indenture while the Bonds bear interest at a Weekly Rate and (ii) notwithstanding Section 4.01.3, shall not be subject to mandatory tender for purchase on such date.

          Notwithstanding Section 5.08 of the Indenture, if the Change in the Interest Rate Mode to a Term Rate pursuant to the preceding paragraph is effective on October 10, 2002 in accordance with the Indenture, the Bonds shall not be subject to mandatory tender for purchase pursuant to Section 5.08 of the Indenture due to the termination, expiration or substitution of the Initial Support Facility after such effective date.

                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 5.01. CONSENT TO SUPPLEMENTAL AGREEMENT. The Trustee hereby consents to the execution and delivery of the Supplemental Agreement.

          SECTION 5.02. EFFECTIVE DATE; COUNTERPARTS. This Supplemental Indenture may be simultaneously executed in counterparts. Each such counterpart so executed shall be deemed to be an original, and all together shall constitute but one and the same instrument. This Supplemental Indenture shall become effective upon execution and delivery on October 9, 2002 in accordance with, and satisfaction of other requirements and conditions of, the Indenture. Notwithstanding the date of such execution and delivery, for convenience and purposes of reference this Supplemental Indenture shall be dated as of October 1, 2002 and may be cited and referred to as the "First Supplemental Trust Indenture dated as of October 1, 2002".

          SECTION 5.03. ACCEPTANCE. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so amended and supplemented. The Trustee shall not be responsible in any manner whatsoever for the due execution of this Supplemental Indenture by the Authority or for or in respect of the recitals contained herein, all of which are made by the Authority solely.

                   [Signature Page of this Agreement Follows]

                                      (12)

          IN WITNESS WHEREOF, the Authority has caused this Supplemental Indenture to be executed by its President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, and the Trustee has caused this Supplemental Indenture to be executed by its duly authorized officer, all as of the date first above written.

                                           NEW YORK STATE ENERGY RESEARCH
                                              AND DEVELOPMENT AUTHORITY


                                           By
                                             -----------------------------------
                                                President

(SEAL)

Attest:



---------------------
 Assistant Secretary

                                           THE BANK OF NEW YORK,
                                                 as Trustee


                                           By
                                             -----------------------------------
                                                Name:  Christopher W. Palermo
                                                Title: Assistant Treasurer


                   [Signature Page of Supplemental Indenture]

                                      (13)